UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2008

SureWest Communications
(Exact Name of Registrant as Specified in its Charter)

California	000-29660	68-0365195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vernon Street, Roseville, California	95678
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 772-2000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On April 30, 2008, the Board of Directors of SureWest Communications, a California Corporation (the "Company") authorized an amendment to its Amended and Restated Rights Agreement dated March 10, 2008, (the “Agreement”) between the Company and American Stock Transfer and Trust Company, to either terminate the Agreement prior to the 2009 annual meeting of shareholders, or should the Board determine to continue it after that date, to submit the Agreement to a vote of shareholders at that meeting. The amendment provides that the Agreement shall automatically terminate in the event the Agreement is not approved at the 2009 annual meeting. Other terminating events remain unchanged, and the Rights Agreement now provides that it shall expire on the earliest of (i) the day next following the year 2009 annual meeting of shareholders, unless the Restated Rights Agreement is approved by at least a majority of shares required to constitute a quorum at the 2009 annual meeting of shareholders, (ii) March 10, 2018 (the "Final Expiration Date"), (iii) the time at which the Rights are redeemed ("Redemption Date") or (iv) the time at which all such Rights are exchanged as provided in Section 24 of the Agreement. All other provisions of the Agreement remain unchanged except that Exhibits A and B of the Agreement were revised to incorporate the amendment described herein.

Item 3.03

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01

(d) The following exhibits are filed herewith:

Amendment 1 to Amended and Restated Rights Agreement dated March 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey Vice President and Chief Financial Officer

Date: May 1, 2008

EXHIBIT INDEX

Exhibit No.	Description
9.01	Amendment 1 to Amended and Restated Rights Agreement dated March 10, 2008.